SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2016

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Tender Offer

On March 21, 2016, Aleris International, Inc. (the “Company”), the direct wholly owned subsidiary of Aleris Corporation, issued a press release announcing that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 7 5⁄8% Senior Notes due 2018 (the “2018 Notes”). The Tender Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of the day on April 15, 2016, unless extended by the Company in its sole discretion (the “Expiration Date”). The consummation of the Tender Offer is not conditioned upon any minimum amount of 2018 Notes being tendered but is conditioned upon the satisfaction or waiver of the conditions set forth in an Offer to Purchase, dated March 21, 2016, which is being sent to holders of 2018 Notes. A copy of the press release announcing the Tender Offer is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

New Notes Offering

On March 21, 2016, the Company issued a press release announcing that it intends to offer $450 million aggregate principal amount of senior secured notes due 2021 (the “Notes”). The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, (i) to complete the Tender Offer, including the payment of related fees and expenses, and (ii) to redeem and discharge any of the Company’s outstanding 2018 Notes that are not purchased in the Tender Offer, including the payment of related fees and expenses and any redemption premium. A copy of the press release announcing the Company’s intention to offer the Notes is set forth as Exhibit 99.2 hereto and incorporated by reference herein.

Conditional Redemption

On March 21, 2016, the Company directed that U.S. Bank National Association, as trustee under the indenture governing the 2018 Notes (as supplemented to date, the “2018 Indenture”), give a notice of the Company’s intent in accordance with the 2018 Indenture, to redeem on April 20, 2016 (such date, including as it may be delayed, the “Redemption Date”) in full the aggregate principal amount of the 2018 Notes that remain outstanding after the Expiration Date of the Tender Offer and the Company’s acceptance for payment of, and payment for, 2018 Notes that were validly tendered and not withdrawn in the Tender Offer, at a redemption price of 101.906% (the “Redemption Price”) of the outstanding aggregate principal amount of the 2018 Notes to be redeemed, plus accrued and unpaid interest to the Redemption Date. The redemption of the 2018 Notes and the payment of the Redemption Price, plus accrued and unpaid interest to the Redemption Date, on the Redemption Date are conditioned upon the Company having completed a debt financing on terms and conditions satisfactory to the Company yielding sufficient net cash proceeds, together with up to $12.0 million of cash on hand, to fund the maximum consideration payable for the valid tender of all currently outstanding 2018 Notes, plus accrued interest, pursuant to the Tender Offer, after giving effect to the payment of all discounts, fees and expenses incurred in connection with the debt financing and the Tender Offer (collectively, the “Redemption Condition”). No assurance can be given that the Redemption Condition will be satisfied. The redemption of the Notes may not occur and the notice of redemption may be rescinded in the event that the Redemption Condition has not been satisfied by the Redemption Date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated March 21, 2016.

99.2	Press release dated March 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: March 21, 2016	By:	/s/ Eric M. Rychel
	Name:	Eric M. Rychel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 21, 2016.

99.2	Press release dated March 21, 2016.